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Exhibit 14.2.

RULES OF PROCEDURE AND PRE-APPROVAL POLICY

AUDIT COMMITTEE
OF THE SUPERVISORY BOARD

MATÁV RT.

11 December 2003

Rules of Procedure and pre-approval policy of Matáv Rt.'s Audit Committee of the
Supervisory Board

I.     General Provisions

        1.     The Audit Committee (hereinafter the "Committee") of the Supervisory Board of Matáv Rt. (hereinafter the "Company") is a permanent committee, established pursuant to the authorisation set out in Article 35 of Act CXLIV of 1997 regarding Business Associations and Article 3.12. of the Rules of Procedure of the Supervisory Board (the "SB"), the members of which are elected by the SB from its own members.

        2.     The Committee is comprised of three (3) members who are elected by the SB with simple majority of the votes, immediately after the annual General Meeting, for the same durance as the members of the SB are elected. Its members shall elect the Chairman of the Committee. Only those persons can be elected to the Committee who comply with the US Securities Exchange Commission (the "SEC") independence rules regulating the Company. The Committee shall constitute a quorum if at least two of its members are present.. The Committee passes its resolutions by simple majority, provided, that if only two members vote on a motion, a resolution may only be passed if both members vote in favour of the motion. The Committee may make resolutions through fax voting, in this case the relevant resolution enters into force when it is signed by at least two members. In the event of fax voting the Chairman of the Committee informs the members about the approval of the resolution and the date thereof. At least one member of the Committee must be a financial expert as required by the SEC regulations.

        3.     The Chief Financial Officer of the Company or a person he nominates shall be permanently invited to the meetings of the Committee, with consultancy right. The Leader of Internal Audit Branch and one of the delegated employee representatives of the Supervisory Board shall be a permanent invitee on the Committee meetings. If it is deemed necessary the auditor preparing reports according to IFRS and US Generally Accepted Accounting Principles ("US GAAP") shall also be invited by the Committee. Other experts may also participate at the meetings of the Committee as invitees. The Chairman shall be entitled to select the invitees, upon the proposal of the members.

        4.     The Committee, within the scope of authorities of the Supervisory Board as provided for in the Act on Business Associations and the Articles of Association, shall have the power to act as designated by the Supervisory Board and in compliance with the requirements of the "New York Stock Exchange" and the SEC.

        5.     Duties of the Committee:

        The Committee shall supervise the activity of the independent Auditor of the Company.

        The Committee shall:

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  Evaluate the proposal of the Board of Directors on the election, recall and determining the remuneration of the independent auditor

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  Examine the proposal on the financial report according to the Act on Accounting and the distribution of profits, with special regard to possible changes in the accounting guidelines or practice of International Financial Reporting Standards ("IFRS") and US GAAP, corrections on the basis of the auditing activity, preconditions of profitability, etc., prior to these reports are submitted to the Supervisory Board.

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  Examine the financial reports audited according to IFRS and US GAAP, auditor's report and management letter prior to their submission to the SB.

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  Revise the annual reports to be submitted to the stock exchanges and financial authorities.

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  Approve the principles of those regulations, which deal with those anonymous complaints and their confidential treatment, which are submitted to the Company regarding its accounting, internal audit or audit related issues.

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  Complete all those tasks that the SB assigns to the scope of authority of the Committee.

        6.     The Committee shall have at least two (2) meetings each year. One of the meetings shall be held prior to the auditing procedure according to IFRS and US GAAP at the end of the year and the second shortly after completing the audit according to IFRS and US GAAP. Upon specific motions submitted by any of the members regarding a proposed agenda a meeting must be convoked. In justified cases external auditors are entitled to request the convocation of a meeting from the Chairman.

        7.     The meetings of the Committee shall be convoked and chaired by the Chairman.

        8.     The administrative services for the Committee are provided by the Secretariat of the Chairman-CEO. The Secretariat must distribute the minutes taken at the meetings to all members of the Committee and the Supervisory Board.

        9.     The Committee shall inform the Supervisory Board and the Board of Directors in writing about possible deficiencies found during its investigations.

        10.   The Committee is entitled to hire external advisors if it deems it necessary in order to carry out its tasks. The Company shall cover the related costs.

        11.   The Rules of Procedure regulating the activity of the Committee is established by the Committee with taking into account the internal regulations of the Company and is endorsed by the Supervisory Board with the exception of the appendices which are approved by the Committee in its sole discretion from time to time.

II.    Audit and Non-Audit Services Pre-Approval Policy

II/1. General

        12.   Under the Sarbanes-Oxley Act of 2002 (the "Act"), the Audit Committee of the Supervisory Board of the Company is responsible for the oversight of the work of the Company's independent auditors. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services to be performed by the Company's independent auditors in order to assure that they do not impair their independence from the Company. This Audit and Non-Audit Services Pre-Approval Policy (the "Policy") sets forth the procedures and the conditions pursuant to which audit and non-audit services proposed to be performed by the Company's independent auditors may be pre-approved. The Committee may establish two different approaches to pre-approving these types of services:

  A.
  The Committee pre-approves them without consideration of specific case-by-case services ("general pre-approval"); or

  B.
  the Committee grants the pre-approval for a specific case.

        13.   For both methods of pre-approval, the Audit Committee will consider whether such audit and non-audit services are consistent with the SEC's rules on auditor independence.

        14.   The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the Company's independent auditors without obtaining specific pre-approval from the Audit Committee.

        15.   Each of the independent auditors shall review this Policy prior to his first assignment and state, that he has complied with all applicable auditor independence rules (including those of the SEC) and is aware of the consequences of any breaches of this Policy.

II/2  Services regulated by this Policy

A.    Audit Services

        16.   The terms and conditions regarding the annual audit services to examine Matáv Rt.'s financial and consolidated reports are approved by a general, prior approval procedure by the Committee. The Committee has granted its general pre-approval for the audit services listed in Annex "A".

B.    Audit-Related Services

        17.   Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditors in connection with their audit of the Company's financial statements. The Audit Committee may grant general pre-approval to Audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans and assistance with internal control reporting requirements.

        18.   The Audit Committee has granted general pre-approval with respect to the Audit-related services in Annex "B". All other Audit-related services not listed in Annex "B" must be specifically pre-approved.

C.    Tax Services

        19.   The Audit Committee believes that the independent auditors can provide Tax services to the Company—tax planning and tax advice—without impairing the auditor's independence, and the Committee has stated, that the general pre-approval can be granted for such services.

        20.   The Audit Committee has granted general pre-approval with respect to Tax-related services in Annex "C". All other Tax-related services not listed in Annex "C" must be specifically pre-approved.

D.    All Other Services

        21.   The Audit Committee has granted general pre-approval with respect to All Other services in Annex "D". All other services not listed in Annex "D" must be specifically pre-approved.

        22.   A list of the SEC's prohibited services is attached to this policy as Annex "E", which list is not intended to be exhaustive.

II/3  Pre-Approval Fee Levels or Budgeted Amounts

        Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditors may be established from time to time by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee is mindful of overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services.

        For each fiscal year, the Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for services classified as All Other services.

II/4  Audit Partner Rotation

        The independent auditors shall be prohibited from providing any audit services to the Company if any Audit Partner (or concurring partner) has performed audit services for the Company in each of the five previous fiscal years (and has not rotated off the Company's account for a period of five years). The term Audit Partner is defined to mean the external auditor of the Company who has responsibility for decision-making on significant auditing, accounting and reporting matters that affect the financial statements; or maintains regular contact with management of the Company and the Audit Committee. The requirements of the rotation system shall not effect those auditor partners who do not have continuous and significant relationship with the management. This section is intended to comply with the requirements of the SEC relating to audit partner rotation and will be modified in conformity with such SEC rules. Any discrepancy between this Paragraph VIII and such SEC rules shall be resolved in favour of such SEC rules, as such SEC rules may be modified from time to time.

II/5  Procedures

        Services to be provided by the independent auditors that do not require specific pre-approval (specified in Annexes A, B, C and D) will be reported quarterly to the Group Accounting Director.

        Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee through the Group Accounting Branch, and must include a statement as to whether the request or application is consistent with this Policy and the SEC's rules on auditor independence.

        The Audit Committee has designated the Group Accounting Director to monitor the performance of all audit and non-audit services provided by the independent auditors and to determine whether such services are in compliance with this Policy. The Group Accounting Director will report to the Audit Committee on a periodic basis on the results of such monitoring. The Group Accounting Director will immediately report to the Chairman of the Audit Committee any breach of this Policy that comes to his attention.

        On an annual basis all consolidated companies within Matáv Group will be required to report to the Group Accounting Director all engagements for services provided by the independent auditors and all fees with respect those services provided.

II/6  Employment Relationship

        The Audit Committee has determined that a former partner, principal, shareholder, or professional employee of the independent auditors cannot accept employment with the Company if he or she has a continuing financial interest in the independent auditor or is in a position to influence the operations or financial policies of the independent auditor. Further, the independent auditors cannot perform an audit for the Company if a chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Company, was employed by that independent auditor and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit.

        This Policy is issued on 11 December, 2003.

Annex "A"

Pre-Approved Audit Services for Fiscal Year 2004
Dated: 11 December, 2003

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  Financial audits required by law to render an opinion with respect to the audit of the consolidated and company level financial statements of the Company.

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  Services associated with SEC or other registration statements, periodic reports and other documents filed with the SEC and in connection with issuing shares as well as assistance in responding to SEC comment letters.

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  Attestation of management reports on internal controls.

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  Consultations with the Company's management as part of the annual Audit as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC. Whether or not the auditors separately charge for that consultation, the activity constitutes an Audit service since it is a necessary procedure used by the auditor in reaching an opinion on the financial statements.

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  Review of equity investee audits relied upon and necessary in connection with the sign-off on the consolidated financial statements.

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  Procedures required to be performed by the independent auditor to be able to form an opinion on the Company's consolidated financial statements (e.g. use of an internal specialist).

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  Attestation engagement for the independent auditor's report on management's report on internal controls for financial reporting (requirement by the Act) and information systems reviews performed in connection with the audit.

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  Procedures required to be performed by the independent auditor to be able form an opinion on the Company's consolidated financial statements with respect to a reclassification or change in the income statement presentation.

        The Audit Committee has pre-approved the Audit services listed above.

Annex "B"

Pre-Approved Audit-Related Services for Fiscal Year 2004
Dated: 11 December, 2003

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  Audits of significant acquirees for business combinations accounted for as a purchase transaction.

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  Forensic investigation services not intended for use in connection with litigation, legal proceeding or regulatory investigation.

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  Due diligence and similar services pertaining to potential business acquisitions and dispositions

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  Financial statement audits of employee benefit plans.

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  Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters.

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  Consultations and recommendations in connection with internal control reporting requirements.

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  Consultations with the Company's management as to the proper accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard-setting bodies on proposed transactions.

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  Information systems reviews not performed in connection with the audit and that will not be subject to audit procedures.

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  Closing balance sheet audits pertaining to dispositions.

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  Audit and review of Carve Out Financial Statements, relating to acquisitions or dispositions in connection with the audit of the consolidated financial statements of the Company.

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  General assistance with understanding of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act.

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  Assessment of risk management controls.

        The Audit Committee has pre-approved the Audit-related services listed above.

        All other services not listed among the above Audit Related Services must be specifically pre-approved by the Audit Committee or the Chairman of the Audit Committee as appropriate.

Annex "C"

Pre-Approved Tax Services for Fiscal Year 2004
Dated: 11 December, 2003

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  Review of tax returns (but not advocacy)

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  Assistance with tax audits and appeals (but not advocacy)

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  Tax advice and assistance regarding statutory, regulatory or administrative developments (but not advocacy)

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  Tax planning and advice (but not advocacy)

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  Tax compliance (but not advocacy)

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  International tax planning and advice (but not advocacy)

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  International tax compliance (but not advocacy)

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  Domestic and foreign tax planning, compliance, and advice (but not advocacy)

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  Tax only valuation services, including transfer pricing and cost segregation studies (but not advocacy)

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  Expatriate tax assistance and compliance (but not advocacy)

        The Audit Committee has pre-approved the Tax services listed above.

        All other services not listed among the above Tax Services must be specifically pre-approved by the Audit Committee or the Chairman of the Audit Committee as appropriate.

Annex "D"

Pre-Approved All Other Services for Fiscal Year 2004
Dated: 11 December, 2003

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  Risk management advisory services (unrelated to the audit), e.g., assessment and testing of security infrastructure controls.

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  Treasury advisory services (unrelated to the audit), e.g., review of check-clearing and float-management practices and recommendations regarding potential areas of improvement.

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  Valuation services, when it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the client's financial statements.

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  Consultations and recommendations in connection with valuation models or methods prior to an actual valuation being performed by a third party.

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  Review of valuation work (unrelated to the audit) performed by the Company itself or an independent third-party specialist employed by the Company, provided that the Company or the Company's specialist provides the technical expertise that the Company uses in determining the required amounts recorded in the Company financial statements.

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  Business Plan Analysis or Review (but not preparation or implementation)

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  Analysis or Review of Planning Procedures (but not preparation or implementation)

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  Preparation of Financial Statements, when it is reasonable to conclude that the results of these services will not be subject to an audit procedure during an audit of the Company's Financial Statements.

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  Assistance related to procedures required by regulatory bodies

        The Audit Committee has pre-approved the other non-audit related services listed above.

        For All Other services the Audit Committee has pre-approved a level of fees up to 75% of the total fees paid to the respective audit firms for Audit, Audit-related and Tax services that are listed in Appendix A, B and C. Any proposed All Other services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.

        All other services not listed among the above All Other Services must be specifically pre-approved by the Audit Committee or the Chairman of the Audit Committee as appropriate.

Annex "E"
Prohibited Services for independent auditors

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  Bookkeeping or other services related to the accounting records or financial statements of the audit client

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  Financial information systems design and implementation

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  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

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  Actuarial services

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  Internal audit outsourcing services

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  Management functions

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  Human resources

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  Broker-dealer, investment adviser or investment banking services

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  Legal services

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  Expert services unrelated to the audit

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  Tax services relating to a transaction initially recommended by the independent auditors, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Tax Law and related regulation.

        If the independent auditors of the Company currently perform any of the above listed services, those services must be terminated no later than May 5th, 2004 and the Director of Matáv Group Accounting must receive immediate notification of the existence and details with respect to such prohibited services.

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